UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0811062
(State of incorporation or organization)	(IRS Employer Identification No.)
5887 Copley Drive San Diego, California 92111 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Not applicable

(If applicable)

(Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 of the Registration Statement is hereby amended and supplemented by adding the following:

On July 12, 2013, Leap Wireless International, Inc. (the “Company”) and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC) as Rights Agent, pursuant to resolutions adopted by the Company’s Board of Directors, amended the Tax Benefit Preservation Plan, dated as of August 30, 2011 (the “Plan Amendment”). A copy of the Plan Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	First Amendment to the Tax Benefit Preservation Plan, dated as of July 12, 2013, between Leap Wireless International, Inc. and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC) (incorporated by reference to Exhibit 4.1 to Leap Wireless International, Inc.’s Form 8-K filed on July 12, 2013).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: July 12, 2013	By:	/s/ Robert J. Irving, Jr.
Name: Robert J. Irving, Jr.
Title: Chief Legal and Administrative Officer